Exhibit 10.7

12700 Park Central Drive Suite 1700 Dallas, Texas 75251	Main: 214-365-6900 Fax: 214-237-3197

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Re:Award under 2014 Triumph Bancorp, Inc. Omnibus Incentive Plan

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Reference is hereby made to the 2014 Omnibus Incentive Plan (the “Plan”) of Triumph Bancorp, Inc., a Texas corporation (the “Company”).   Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Plan.

In connection with your service as a director of the Company, we are hereby pleased to present you with an Award of __________ Shares under the Plan, effective as of _________ (the “Grant Date”).  Such shares shall be fully vested and non-forfeitable as of the Grant Date.

This letter constitutes an Award Agreement under the terms of the Plan, and the Shares granted hereunder are governed by, and subject in all respects to the terms of, the Plan and this Award Agreement.  This letter shall be construed and interpreted in accordance with the internal laws of the State of Texas without regard to principles of conflicts of law thereof.

We thank you for your continuing service to the Company.

Best Regards,

Aaron P. Graft
President and CEO

triumphbancorp.com